Exhibit 99.1

SandRidge Energy Files “Pre-Arranged” Reorganization Under Chapter 11, Announcing Restructuring Support Agreement with Creditors Holding Over Two-Thirds of its $4.1 Billion in Funded Debt Obligations

$425 Million Reserve-Based Lending Facility

Approximately $3.7 Billion of Second Lien and Unsecured Debt to Convert into Equity

Over $600 Million of Cash on Hand to Fund Restructuring and Capital Programs

OKLAHOMA CITY, May 16, 2016 /PRNewswire/ — SandRidge Energy, Inc. (“SandRidge” or the “Company”) (OTC PINK: SDOC) today announced that it has voluntarily filed petitions under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Chapter 11”) to consummate a “pre-arranged” reorganization through a restructuring support agreement (the “Restructuring Support Agreement” or the “Agreement”) entered into with holders of approximately (i) 98% in principal amount outstanding under the Company’s reserve-based lending facility (“RBL”), (ii) 79% in principal amount of the Company’s second lien notes, and (iii) 55% in principal amount of the Company’s senior unsecured notes.

The Restructuring Support Agreement contemplates an RBL facility and the equitization of approximately $3.7 billion of other funded indebtedness. Under the Agreement, the Company’s pro forma capital structure will consist of (i) $425 million in first lien RBL debt (maturing in 2020), and (ii) $300 million in mandatorily convertible debt that will accrue interest on a non-cash basis and convert into equity in the reorganized Company at the earlier of certain conversion events or four years from the effective date of the Chapter 11 plan of reorganization (the “Plan”).

The Company projects having ample liquidity to fund its ongoing operations and its capital programs throughout the Chapter 11 and upon emergence thereafter, without the need for debtor-in-possession financing or other additional capital.

As part of the Chapter 11, SandRidge has filed “first day” motions that, when granted, will enable the Company’s day-to-day operations to continue as usual. Specifically, the Company requested authority to pay operating expenses associated with production activities, joint interest billings for non-operated properties, royalty and working interest owners, and lienholders, as well as employee wages and benefits without change or interruption. Additionally, the Company will pay all suppliers and vendors in full under normal terms for goods and services provided during the Chapter 11 cases.

“We are pleased that our creditors recognize the long-term value SandRidge and its employees can create with an improved balance sheet. The new capital structure will allow the Company to concentrate on oil and gas exploration and development in our active Oklahoma and Colorado project areas,” said James Bennett, SandRidge President and CEO. “We look forward to completing this next phase of the process quickly with minimal disruption to our business.”

Jeff Serota, SandRidge Chairman of the Board and Chairman of the Restructuring Committee of the Board, remarked, “Constructive dialogue with each major funded debt constituency and an efficient negotiating process have led to today’s announcement. We appreciate the efforts of our creditors and their advisors and commend the diligent efforts of management and our employees, as well as our advisors and Restructuring Committee in getting to this point.”

Court filings and other information related to the restructuring proceedings are available at a website administered by the Company’s claims agent, Prime Clerk, at https://cases.primeclerk.com/sandridge or via the information call center at (844) 276-3028 (toll free) or 1+(917) 962-8498 (international). Additional information regarding the Restructuring Support Agreement is contained in a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2016. The Company has also posted FAQs on its website at www.sandridgeenergy.com/restructuring.

Kirkland & Ellis LLP is serving as legal counsel to SandRidge and Houlihan Lokey, Inc. is serving as financial advisor.

This press release is not intended to be, and should not in any way be construed as, a solicitation of votes of noteholders or other investors regarding the Chapter 11 Plan.

About SandRidge Energy, Inc.

SandRidge Energy, Inc. (OTC PINK: SDOC) is an oil and natural gas exploration and production company headquartered in Oklahoma City, Oklahoma with its principal focus on developing high-return, growth-oriented projects in the U.S. Mid-Continent and Niobrara Shale.

CONTACT:

Prime Clerk

(844) 276-3028 (toll free)

1+(917) 962-8498 (international)

Email: sandridgeinfo@primeclerk.com

Cautionary Note to Investors—This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. The forward-looking statements include creating long-term value, improving the balance sheet, emerging as a stronger company, timing of restructuring and its impact on investors, operations, employees, vendors and leaseholders. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including whether or not the Company will be successful in the restructuring; the sufficiency of the Company’s cash flow and access to liquidity and the ability of the Company to continue as a going concern; whether the bankruptcy court will approve first day motions and the plan of reorganization as proposed, including with respect to the latter, the treatment of the claims of the senior noteholders, trade creditors and equity holders, among others; the debtors’ ability to obtain court approval with respect to motions in the Chapter 11 proceeding; court rulings in the Chapter 11 proceeding and the outcome of the Chapter 11 proceeding in general; the length of time the debtors will operate under Chapter 11, including whether the Company will be successful in exiting bankruptcy within the planned timeline; risks associated with third-party motions in the Chapter 11 proceeding, which may interfere with the consummation of the plan of reorganization; the potential adverse effects of the Chapter 11 proceeding on the debtors’ liquidity, results of operations, or business prospects; the ability of the Company to execute its business plan; increased legal costs related to the Chapter 11 proceeding and other litigation; government and regulatory actions, potential limitations on our ability to maintain contracts and other critical business relationships; requirements for adequate liquidity to fund our operations in the future, including obtaining sufficient financing on acceptable terms; and other matters related to the potential restructuring and our indebtedness, as well as the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.